Exhibits 5.1 and 23.1

OPINION OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION

September 5, 2018

Infinera Corporation

140 Caspian Court

Sunnyvale, California 94089

Ladies and Gentlemen:

Infinera Corporation, a Delaware corporation (the “Company”) is filing with the Securities and Exchange Commission a Registration Statement on Form S-3ASR (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the Company’s debt securities (the “Debt Securities”), which may be issued pursuant to an indenture (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), and shares of the Company’s common stock (the “Common Stock”), $0.001 par value per share, that may be issuable upon conversion of the Debt Securities (the “Shares”), each in an indeterminate amount as may at various times be issued at indeterminate prices, in reliance on Rule 456(b) and Rule 457(r) under the Act.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, (i) when the Indenture and any supplemental indentures to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (x) the enforceability of any waiver of rights under any usury or stay law or (y) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) when the Shares have been duly authorized by the Company, and when the applicable conversion right has been exercised in accordance with the terms of the applicable series of Debt Securities and the Indenture and any supplemental indentures to be entered into in connection with the issuance of such Debt Securities, and the Shares have been issued and delivered upon such conversion in accordance with the terms of the applicable Debt Securities and the Indenture and any supplemental indentures to be entered into in connection with the issuance of such Debt Securities, the Shares will be validly issued, fully paid and nonassessable.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Debt Securities, (i) the Board of Directors of the Company shall have duly established the terms of such Debt Securities and duly authorized the issuance and sale of such Debt Securities (and any shares of Common Stock issuable upon conversion thereof) and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indenture and the Debt Securities are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Debt Securities. We have also assumed that the execution, delivery and performance by the Company of any Debt Securities whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We are members of the Bar of the States of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION

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